Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Kraft Foods Note-Backed Series 2003-11
*CUSIP:        21988G171       Class     A-1
               21988GCR5       Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending May 1, 2006

INTEREST ACCOUNT
----------------


Balance as of          November 1, 2005.....                           $0.00
         Scheduled Income received on securities.....            $975,000.00
         Unscheduled Income received on securities.....                $0.00

LESS:
         Distribution to Class A-1 Holders.....                 -$881,250.00
         Distribution to Class A-2 Holders.....                  -$93,750.00
         Distribution to Depositor.....                               -$0.00
         Distribution to Trustee.....                                 -$0.00
Balance as of         May 1, 2006.....                                 $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of         November 1, 2005.....                            $0.00
         Scheduled Principal received on securities.....               $0.00

LESS:
         Distribution to Holders.....                                 -$0.00
Balance as of         May 1, 2006.....                                 $0.00


                  UNDERLYING SECURITIES HELD AS OF              May 1, 2006

          Principal Amount
             ---------                       Title of Security
                                             -----------------
            $30,000,000       Kraft Foods Inc. 6 1/2% Notes due November 1, 2031
                              *CUSIP:        50075NAC8

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.